Exhibit 99.1

CONFIDENTIAL DRAFT

Dot Ai Appoints Delores Rochester as Chief Revenue Officer to Drive Growth
Veteran Sales Leader Brings More Than 25 Years of Experience Scaling Global Revenue Organizations

LAS VEGAS– December 18, 2025– Dot Ai (Nasdaq: DAIC) (“Dot Ai” or the “Company”), an IoT and AI-based SaaS company at the forefront of Asset Intelligence technology, today announced the appointment of Delores “Del” Rochester as Chief Revenue Officer, effective immediately.

The appointment reflects Dot Ai’s focus on accelerating enterprise adoption, expanding customer relationships, and strengthening commercial execution as demand for real-time asset intelligence continues to grow.

As Chief Revenue Officer, Mrs. Rochester will lead Dot Ai’s global revenue organization, with responsibility for customer expansion, go-to-market execution, and driving sustainable growth across enterprise accounts.

Mrs. Rochester brings more than 25 years of experience leading high-performing sales organizations at global technology companies including Oracle and IBM. Over the course of her career, she has sold more than $4 billion in technology solutions to enterprise customers across manufacturing, healthcare, financial services, and other complex industries. She is recognized for building and scaling teams, strengthening strategic customer relationships, and delivering consistent execution at scale.

“Dot Ai’s technology addresses a real and growing need for enterprises operating complex physical environments,” said Delores Rochester, Chief Revenue Officer of Dot Ai. “I’m excited to work closely with customers and the team to build on the company’s momentum, deepen partnerships, and help drive the next phase of growth.”

Mrs. Rochester succeeds Bob Reny, who recently departed the company following his tenure as Chief Revenue Officer.

“Del brings a rare combination of enterprise sales leadership, technical fluency, and execution discipline,” said Ed Nabrotzky, Chief Executive Officer of Dot Ai. “Her experience scaling revenue organizations at global technology leaders will be instrumental as we continue to expand our enterprise footprint. I also want to thank Bob Reny for his contributions to Dot Ai and wish him continued success.”

Dot Ai continues to invest in leadership and operational rigor to support enterprise customers and deliver long-term value to shareholders.

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About Dot Ai
At the heart of the technological revolution in asset management and security lies Dot Ai, a trailblazing SaaS service that is defining Asset Intelligence for smart supply chain operations. By harnessing the power of real-time IoT tracking technology and AI-enhanced analytics, Dot Ai stands at the forefront of innovation, offering patented solutions that are not just advanced but transformative. Through relentless research and development, Dot Ai has engineered a suite of technologies that empower organizations to not only streamline their logistics and supply chain processes but also bolster operational security to unprecedented levels. Leveraging state-of-the-art AI engines, cutting-edge 5G RF and BLE technology, and seamless API integrations, Dot Ai transcends traditional boundaries, offering real-time asset visibility and predictive analytics that integrate effortlessly with existing infrastructure. This is not just technology; it's a vision for a more secure, efficient, and connected world. Discover more about how Dot Ai is leading the charge in Asset Intelligence by visiting https://daic.ai.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding anticipated production capacity increases, facility expansion plans, expected order fulfillment, and future business growth. All forward-looking statements are based on Dot Ai's current expectations and beliefs concerning future developments and their potential effects on the company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Dot Ai assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Dot Ai Contacts

Investors and Media:

ICR, Inc.

dotai@icrinc.com